                                                                    Exhibit 12.1


           RATIOS OF EARNINGS AND "ADJUSTED" EARNINGS TO FIXED CHARGES
            AND COMBINED FIXED CHARGES AND PREFERRED SHARE DIVIDENDS

The following table shows the ratio of earnings and "adjusted earnings" to fixed charges and combined fixed charges and preferred share dividends of Berkshire Income Realty, Inc. (the Company) , as adjusted assuming the offer was completed on September 30, 2002, and of Berkshire Income Realty Predecessor Group (the Predecessor). See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Berkshire Income Realty Predecessor Group" for a discussion of the entities that comprise Berkshire Income Realty Predecessor Group, which is deemed to be our predecessor for accounting purposes. You should read this financial data in conjunction with the unaudited pro forma condensed consolidated financial statements of the Company and the combined financial statements of Berkshire Income Realty Predecessor Group.

                                                     THE COMPANY        THE COMPANY        THE PREDECESSOR GROUP
                                                   -----------------  -----------------  -------------------------------
                                                      PRO FORMA          PRO FORMA                 HISTORICAL
                                                   NINE MONTHS ENDED  NINE MONTHS ENDED  NINE MONTHS ENDED SEPTEMBER 30,
                                                     SEPTEMBER 30,      SEPTEMBER 30,    -------------------------------
                                                        2002(1)            2002(2)          2002               2001
                                                   -----------------  -----------------  ---------        --------------
Ratio of earnings to fixed charges(3)                   1.77               2.82             1.89                   -- (4)

Ratio of earnings to combined fixed charges
  and preferred stock dividends(5)                      1.30               1.36              -- (6)                -- (6)

Ratio of adjusted earnings to fixed charges(7)(8)       2.27               3.32             2.49                   -- (4)

Ratio of adjusted earnings to combined fixed
  charges and preferred stock dividends(7)(9)           1.67               1.59               -- (10)              -- (10)

                                                   THE COMPANY   THE COMPANY              THE PREDECESSOR GROUP
                                                   ------------  -------------  --------------------------------------------------
                                                    PRO FORMA      PRO FORMA                        HISTORICAL
                                                    YEAR ENDED     YEAR ENDED                 YEARS ENDED DECEMBER 31,
                                                   DECEMBER 31,   DECEMBER 31,  --------------------------------------------------
                                                      2001(1)       2001(2)      2001       2000      1999       1998      1997
                                                   ------------  -------------  --------   --------  ---------  --------  --------
Ratio of earnings to fixed charges(3)                  1.79          3.04        -- (4)     -- (4)     -- (4)     -- (4)    -- (4)

Ratio of earnings to combined fixed charges
  and preferred stock dividends(5)                     1.32          1.47        -- (6)     -- (6)     -- (6)     -- (6)    -- (6)

Ratio of adjusted earnings to fixed charges(7)(8)      2.65          3.91      1.07       1.14       1.43       1.61      1.14

Ratio of adjusted earnings to combined fixed
  charges and preferred stock dividends(7)(9)          1.96          1.89        -- (10)    -- (10)    -- (10)    -- (10)   -- (10)

(1) Assuming 9.96% of the Interests in the mortgage funds are tendered in exchange for Preferred Shares and certain other transactions, including the refinancing of the initial properties and the payoff of the participating note, respectively, occurred at the beginning of the period presented, and payment of preferred dividends on the Preferred Shares, occurred as of January 1, 2001. This financial data should be read in conjunction with the unaudited pro forma consolidated condensed financial statements of the Company.

(2) Assuming 30% of the Interests in the mortgage funds are tendered in exchange for Preferred Shares and certain other transactions, including the refinancing of the initial properties and the payoff of the participating note, respectively, occurred at the beginning of the period presented, and payment of preferred dividends on the Preferred Shares, occurred as of January 1, 2001. This financial data should be read in conjunction with the unaudited pro forma consolidated condensed financial statement of the Company.


(3) The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. We defined "earnings" as income before minority interest and extraordinary items plus fixed charges. We define "fixed charges" as interest expense including amortization of deferred financing costs.

(4) The ratio is less than "1" due to charges for participating note interest on the former Seasons of Laurel subordinate note payable which was paid off in July of 2001.

(5) The ratio of earnings to combined fixed charges and preferred shares dividends was computed by dividing earnings by combined fixed charges and preferred share dividends. We define "earnings" and "fixed charges" as described in Note (3) above. We define "preferred share dividends" as the amount that would be required to cover preferred share dividends.

(6) Historical ratios of earnings to combined fixed charges and preferred shares dividends have not been presented since the historical presentation does not reflect payments for preferred shares dividends.

(7) We are presenting the ratios of "adjusted" earnings to fixed charges and "adjusted" earnings to combined fixed charges and preferred share dividends, for additional information. We do not consider these ratios more important than the ratios of earnings to fixed charges and earnings to combined fixed charges and preferred share dividends. We consider "adjusted" earnings to be an alternative measure of performance of the Company and the Predecessor which provides potential investors with an understanding of the ability of the Company to pay fixed charges and preferred share dividends. We define "adjusted" earnings as earnings as described in Note (3) above plus depreciation and advisory fees less capital expenditures. Advisory fees have been added back to earnings because such fees are subordinate to preferred share dividends. Depreciation has been added back to earnings because it is a non cash charge. Capital expenditures have been deducted from earnings because they represent a cash charge not reflected in earnings. "Adjusted" earnings should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance or to cash flows from operating activities (determined in accordance with GAAP) as a measure of liquidity and the items excluded from "adjusted" earnings are significant components in understanding and evaluating financial performance. The computation of "adjusted" earnings may not be comparable to similarly titled or other alternative performance measures, including funds from operations, presented by other companies. We believe that in order to facilitate a clear understanding of the combined historical results of the Predecessor and the pro forma results of the Company, "adjusted" earnings should be examined in connection with net income and cash flows from operating, investing and financing activities in the combined financial statements and other information included in this Prospectus.

       A reconciliation between GAAP earnings and "adjusted" earnings for the historical results of the Berkshire Income Realty Predecessor Group and the pro forma results of the Company are as follows:

                                                       THE COMPANY        THE COMPANY        THE PREDECESSOR GROUP
                                                     -----------------  -----------------  -------------------------------
                                                        PRO FORMA          PRO FORMA                 HISTORICAL
                                                     NINE MONTHS ENDED  NINE MONTHS ENDED  NINE MONTHS ENDED SEPTEMBER 30,
                                                       SEPTEMBER 30,      SEPTEMBER 30,    -------------------------------
                                                          2002(a)            2002(b)          2002               2001
                                                     -----------------  -----------------  ---------        --------------
(Dollars in Thousands)

Income from operations before adjustments for
  minority interests and extraordinary loss            $  3,617             $  8,549         $  3,028        $ (4,942)
Add:
  Interest expense                                        4,687                4,687            3,415          11,330
  Depreciation expense                                    3,836                3,836            3,836           3,523
  Advisory fees (subordinate)                               457                  457              204              --

Deduct:
  Capital expenditures                                   (1,966)              (1,966)          (1,966)           (708)
                                                       --------             --------         --------        --------


"Adjusted earnings"                                    $ 10,631             $ 15,563         $  8,517        $  9,203
                                                       ========             ========         ========        ========


Cash flow provided by (used in) operating activities      9,137(c)            14,992(c)         8,073          (5,489)
Cash flow provided by (used in) investing activities     (2,165)(c)           (2,165)(c)       (2,165)        (24,790)
Cash flow provided by (used in) financing activities    (18,117)(c)          (21,510)(c)       13,796          27,045


                                                     THE COMPANY   THE COMPANY             THE PREDECESSOR GROUP
                                                     ------------  -------------    ----------------------------------
                                                      PRO FORMA      PRO FORMA                  HISTORICAL
                                                      YEAR ENDED     YEAR ENDED          YEARS ENDED DECEMBER 31,
                                                     DECEMBER 31,   DECEMBER 31,    ----------------------------------
                                                        2001(a)       2001(b)         2001          2000        1999
                                                     ------------  -------------    --------      --------   ---------
Income from operations before adjustments for
  minority interests and extraordinary loss            $  4,991       $ 12,971       $ (3,179)   $   (905)   $   (595)
Add:
  Interest expense                                        6,347          6,347         12,273       8,217       6,840
  Depreciation expense                                    5,603          5,603          4,751       5,011       5,700
  Advisory fees (subordinate)                               610            610

Deduct:
  Capital expenditures                                     (732)          (732)          (732)     (2,959)     (2,190)

                                                       --------       --------       --------    --------    --------


"Adjusted earnings"                                    $ 16,819       $ 24,799       $ 13,113    $  9,364    $  9,755
                                                       ========       ========       ========    ========    ========


Cash flow provided by (used in) operating activities      3,485(c)     12,367(c)      (6,008)      6,592       6,328
Cash flow provided by (used in) investing activities      1,482(c)      1,482(c)     (33,081)    (24,032)     (2,458)
Cash flow provided by (used in) financing activities     26,423(c)      21,898(c)      35,180      23,559      (3,349)

                                                        THE PREDECESSOR GROUP
                                                       ------------------------
                                                             HISTORICAL
                                                       YEARS ENDED DECEMBER 31,
                                                       ------------------------
                                                         1998          1997
                                                       --------     -----------
Income from operations before adjustments for
  minority interests and extraordinary loss            $    (46)   $ (2,422)
Add:
  Interest expense                                        5,600       6,814
  Depreciation expense                                    6,017       6,197
  Advisory fees (subordinate)

Deduct:
  Capital expenditures                                   (2,534)     (2,794)
                                                       --------    --------


"Adjusted earnings"                                    $  9,037    $  7,795
                                                       ========    ========


Cash flow provided by (used in) operating activities      4,306       2,901
Cash flow provided by (used in) investing activities     (1,646)     (1,527)
Cash flow provided by (used in) financing activities     (2,634)     (1,030)

------------------------

(a) Assuming 9.96% of the Interests in the mortgage funds are tendered in exchange for Preferred Shares.

(b) Assuming 30% of the Interests in the mortgage funds are tendered in exchange for Preferred Shares.

(c) A reconciliation between the Predecessor's historical cash flow provided by (used in) operating, investing and financing activities to the Company's pro forma cash flows provided by (used in) operating, investing and financing activities is as follows. This reconciliation should be read in conjunction with the unaudited pro forma condensed financial statements of the Company and combined financial statements of Berkshire Income Realty Predecessor Group:

                                                                                                     THE             THE
                                                               THE COMPANY      THE COMPANY        COMPANY         COMPANY
                                                              --------------   --------------   -------------   -------------
                                                                PRO FORMA        PRO FORMA
                                                               NINE MONTHS      NINE MONTHS       PRO FORMA       PRO FORMA
                                                                  ENDED            ENDED         YEAR ENDED      YEAR ENDED
                                                              SEPTEMBER 30,    SEPTEMBER 30,    DECEMBER 31,    DECEMBER 31,
                                                                 2002(A)          2002(B)          2001(A)         2001(B)
                                                              --------------   --------------   -------------   -------------
                                                                                  (DOLLARS IN THOUSANDS)
Cash Flow provided by (used in) operating activities
  Predecessor historical cash flow from operating
    activities..............................................    $   8,073        $   8,073        $ (6,008)       $ (6,008)
  Pro forma cash flow adjustments
  Increase in general and administrative expenses...........         (338)            (338)           (450)           (450)
  Increase in advisory fees.................................         (253)            (253)           (424)           (424)
  Dividends on Investment in GIT, GIT II, KIM, KIP, KIP II
    and KIP III(d)..........................................        2,927            8,782           4,441          13,323
  Removal of Seasons of Laurel participating loan
    interest................................................                                         6,591           6,591
  Net change to interest expense............................       (1,272)          (1,272)           (665)           (665)
                                                                ---------        ---------        --------        --------
Pro forma cash flow provided by (used in) operating
  activities................................................    $   9,137        $  14,992        $  3,485        $ 12,367
                                                                =========        =========        ========        ========

Cash flow provided by (used in) investing activities
  Predecessor historical cash flow from investing
    activities..............................................    $  (2,165)       $  (2,165)       $(33,081)       $(33,081)
  Pro forma cash flow adjustments
  Acquisition of affiliates' real estate limited partnership
    interests...............................................                                        34,563          34,563
                                                                ---------        ---------        --------        --------
Pro forma cash flow provided by (used in) investing
  activities................................................    $  (2,165)       $  (2,165)       $ (1,482)       $  1,482
                                                                =========        =========        ========        ========

Cash flow provided by (used in) financing activities........
  Predecessor historical cash flow from financing
    activities..............................................    $  13,796        $  13,796        $ 35,180        $ 35,180
  Pro forma cash flow adjustments
  Company preferred stock dividends payable.................       (1,688)          (5,081)         (2,250)         (6,775)
  Borrowings on mortgage notes payable(f)...................     (102,080)        (102,080)        (41,500)        (41,500)
  Principal payments on mortgage notes payable(f)...........       71,855           71,855          34,993          34,993
                                                                ---------        ---------        --------        --------
Pro forma cash flow provided by (used in) financing
  activities................................................    $ (18,117)       $ (21,510)       $ 26,423        $ 21,898
                                                                =========        =========        ========        ========

(d) Reflects dividend income on the Company's investment in the GIT, GIT II, KIM, KIP, KIP II and KIP III earned for the period indicated prior to the acquisition of the interests by the Company assuming holders owning the applicable percentage of 9.96% or 30% of the interests of each mortgage fund tendered their Interests in the offers. The Company's pro forma share of the historical dividend distribution from for each of the mortgage funds for the nine and twelve months ended September 30, 2002 and December 31, 2001 is as follows:

                                                               THE COMPANY      THE COMPANY      THE COMPANY     THE COMPANY
                                                              --------------   --------------   -------------   -------------
                                                                PRO FORMA        PRO FORMA
                                                               NINE MONTHS      NINE MONTHS       PRO FORMA       PRO FORMA
                                                                  ENDED            ENDED         YEAR ENDED      YEAR ENDED
                                                              SEPTEMBER 30,    SEPTEMBER 30,    DECEMBER 31,    DECEMBER 31,
                                                                 2002(A)          2002(B)          2001(A)         2001(B)
                                                              --------------   --------------   -------------   -------------
Government Income Trust.....................................    $     768        $   2,303        $  1,024        $  3,071
Government Income Trust II..................................        1,139            3,418           1,764           5,291
Krupp Insured Mortgage Limited Partnership..................          269              808             359           1,077
Krupp Insured Plus Limited Partnership......................          225              675             300             900
Krupp Insured Plus Limited Partnership II...................          220              659             586           1,759
Krupp Insured Plus Limited Partnership III..................          306              919             408           1,225
                                                                ---------        ---------        --------        --------
                                                                $   2,927        $   8,782        $  4,441        $ 13,323
                                                                =========        =========        ========        ========

(e) Reflects an adjustment to remove the cash outflow related to the acquisition of the limited partner interests in the Affiliates, which, for pro forma purposes, is assumed to occur as of January 1, 2001, the beginning of the period.

(f) Reflects an adjustment to remove the cash flows associated with the refinancing of Century, Dorsey's Forge, Hannibal Grove, Seasons of Laurel and Walden Pond as if the refinancings had occurred as of the beginning of the period.

(8) The ratio of "adjusted" earnings to fixed charges was computed by dividing "adjusted" earnings to fixed charges. We defined "adjusted" earnings as income before minority interest and extraordinary items less fixed charges, depreciation and subordinate advisory fees less capital expenditures, and "fixed charges" as interest expenses including amortization of deferred financing costs.

(9) The ratio of "adjusted" earnings to combined fixed charges and preferred share dividends was computed by dividing "adjusted" earnings by combined fixed charges and preferred share dividends. We define "adjusted earnings" and "fixed charges" as described in Note (8) above. We defined "preferred share dividends" as the amount of income that would be required to cover preferred share dividends.

(10) Historical ratios of "adjusted" earnings to combined fixed charges and preferred share dividends have not been presented since the historical presentation does not reflect payments for preferred shares dividends.

           RATIOS OF EARNINGS AND "ADJUSTED" EARNINGS TO FIXED CHARGES
            AND COMBINED FIXED CHARGES AND PREFERRED SHARE DIVIDENDS
                             (Dollars in Thousands)

                                                               THE COMPANY        THE COMPANY                PREDECESSOR
                                                             -----------------  -----------------  -------------------------------
                                                                PRO FORMA          PRO FORMA                 HISTORICAL
                                                             NINE MONTHS ENDED  NINE MONTHS ENDED  NINE MONTHS ENDED SEPTEMBER 30,
                                                               SEPTEMBER 30,      SEPTEMBER 30,    -------------------------------
                                                                   2002(1)            2002(2)          2002               2001
                                                            -----------------  -----------------  ---------        --------------
Income (loss) before minority interests and
  extraordinary loss                                         $  3,617            $  8,549         $  3,028          $ (4,942)

Fixed charges:
  Interest expense                                              4,687               4,687            3,415            11,330
                                                             --------            --------         --------          --------

Income before minority interests and extraordinary
  loss plus fixed charges                                    $  8,304            $ 13,236         $  6,443          $  6,388
                                                             ========            ========         ========          ========


Total fixed charges (interest expense)                       $  4,687            $  4,687         $  3,415          $ 11,330
                                                             ========            ========         ========          ========

Ratio of earnings to fixed charges(5)                            1.77                2.82             1.89                -- (4)

Preferred dividend requirements                              $  1,688            $  5,081

Total fixed charges                                             4,687               4,687
                                                             --------            --------

Total combined fixed charges and preferred stock dividends   $  6,375            $  9,768
                                                             ========            ========


Ratio of earnings to combined fixed charges
   and preferred stock dividends(6)                              1.30                1.36               (3)               (3)


                                                           THE COMPANY   THE COMPANY               PREDECESSOR
                                                           ------------  -------------  ---------------------------------
                                                            PRO FORMA      PRO FORMA               HISTORICAL
                                                            YEAR ENDED     YEAR ENDED       YEARS ENDED DECEMBER 31,
                                                           DECEMBER 31,   DECEMBER 31,  ---------------------------------
                                                              2001(1)       2001(2)       2001         2000       1999
                                                           ------------  -------------  --------     --------   ---------
Income (loss) before minority interests and
  extraordinary loss                                         $  4,991     $ 12,971       (3,179)       (905)       (595)

Fixed charges:
  Interest expense                                              6,347        6,347       12,273       8,217       6,840
                                                             --------     --------     --------    --------    --------

Income before minority interests and extraordinary
  loss plus fixed charges                                    $ 11,338     $ 19,318     $  9,094    $  7,312    $  6,245
                                                             ========     ========     ========    ========    ========


Total fixed charges (interest expense)                       $  6,347     $  6,347     $ 12,273    $  8,217    $  6,840


Ratio of earnings to fixed charges(5)                            1.79         3.04           (7)         (7)         (7)

Preferred dividend requirements                              $  2,250     $  6,775

Total fixed charges                                             6,347        6,347
                                                             --------     --------

Total combined fixed charges and preferred stock dividends   $  8,597     $ 13,122
                                                             ========     ========


Ratio of earnings to combined fixed charges
   and preferred stock dividends(6)                              1.32         1.47           (3)         (3)         (3)

                                                                     PREDECESSOR
                                                               ------------------------
                                                                     HISTORICAL
                                                               YEARS ENDED DECEMBER 31,
                                                               ------------------------
                                                                 1998           1997
                                                               --------     ----------
Income (loss) before minority interests and
  extraordinary loss                                               (46)       (2,422)

Fixed charges:
  Interest expense                                               5,600         6,814
                                                              --------      --------

Income before minority interests and extraordinary
  loss plus fixed charges                                     $  5,554      $  4,392
                                                              ========      ========


Total fixed charges (interest expense)                        $  5,600      $  6,814
                                                              ========      ========

Ratio of earnings to fixed charges(5)                               (7)           (7)

Preferred dividend requirements

Total fixed charges


Total combined fixed charges and preferred stock dividends


Ratio of earnings to combined fixed charges
   and preferred stock dividends(6)                                 (3)           (3)


(1) Assuming 9.96% of the Interests in the mortgage funds are tendered in exchange for Preferred shares.

(2) Assuming 30% of the Interests in the mortgage funds are tendered in exchange for Preferred shares.

(3) Historical ratio of earnings to combined fixed charges and preferred shares dividends has not been presented since the historical presentation does not reflect payments for preferred dividends.

(4) The ratio is less than "1" due to charges for participating note interest on the former Seasons of Laurel subordinate note payable, which was paid off in July 2001.

(5) The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. We define "earnings" as income before minority interest and extraordinary items plus fixed charges. We define "fixed charges" as interest expensed including amortization of deferred financing costs.

(6) The ratio of earnings to combined fixed charges and preferred stock dividends was computed by dividing earnings by combined fixed charges and preferred stock dividends. We define "earnings" and "fixed charges" as described in Note (5) above. We define "preferred stock dividends" as the amount of net income that would be required to cover preferred stock dividend requirements.

(7) The ratio is less than one due to non recurring charges of interest expense on the participating note payable that was paid off in July 2001.

         Computation of Ratio of "Adjusted" Earnings to Combined Fixed
                      Charges and Preferred Shares Dividend

                                                               THE COMPANY        THE COMPANY                PREDECESSOR
                                                             -----------------  -----------------  -------------------------------
                                                                PRO FORMA          PRO FORMA                 HISTORICAL
                                                             NINE MONTHS ENDED  NINE MONTHS ENDED  NINE MONTHS ENDED SEPTEMBER 30,
                                                               SEPTEMBER 30,      SEPTEMBER 30,    -------------------------------
                                                                   2002(1)            2002(2)          2002               2001
                                                            -----------------  -----------------  ---------        --------------
                                                                                     (Dollars in Thousands)
Income (loss) before minority interests and
  extraordinary loss                                         $  3,617             $  8,549          $  3,028          $ (4,942)

Add:
  Interest expense                                              4,687                4,687             3,415            11,330
  Depreciation expense                                          3,836                3,836             3,836             3,523
  Advisory fees (subordinate)                                     457                  457               204                --

Deduct:
  Capital expenditures                                         (1,966)              (1,966)           (1,966)             (708)
                                                             --------             --------          --------          --------
"Adjusted" earnings                                          $ 10,631             $ 15,563          $  8,517          $  9,203
                                                             ========             ========          ========          ========

Total fixed charges                                          $  4,687             $  4,687          $  3,415          $ 11,330
                                                             ========             ========          ========          ========

Ratio of "adjusted" earnings to fixed charges(6)(8)              2.27                 3.32              2.49                -- (4)

Preferred dividend requirements                              $  1,688             $  5,081

Total fixed charges                                             4,687                4,687
                                                             --------             --------

Total combined fixed charges and preferred stock dividends   $  6,375             $  9,768
                                                             ========             ========

Ratio of "adjusted" earnings to combined fixed charges
   and preferred stock dividends(7)                              1.67                 1.59                (3)               (3)


                                                           THE COMPANY   THE COMPANY               PREDECESSOR
                                                           ------------  -------------  ---------------------------------
                                                            PRO FORMA      PRO FORMA               HISTORICAL
                                                            YEAR ENDED     YEAR ENDED       YEARS ENDED DECEMBER 31,
                                                           DECEMBER 31,   DECEMBER 31,  ---------------------------------
                                                              2001(1)       2001(2)       2001         2000       1999
                                                           ------------  -------------  --------     --------   ---------
                                                                                     (Dollars in Thousands)
Income (loss) before minority interests and
  extraordinary loss                                        $  4,991       $ 12,971      $ (3,179)   $   (905)   $   (595)

Add:
  Interest expense                                             6,347          6,347        12,273       8,217       6,840
  Depreciation expense                                         5,603          5,603         4,751       5,011       5,700
  Advisory fees (subordinate)                                    610            610

Deduct:
  Capital expenditures                                          (732)          (732)         (732)     (2,959)     (2,190)
                                                            --------       --------      --------    --------    --------
"Adjusted" earnings                                         $ 16,819       $ 24,799      $ 13,113    $  9,364    $  9,755
                                                            ========       ========      ========    ========    ========

Total fixed charges                                         $  6,347       $  6,347      $ 12,273    $  8,217    $  6,840
                                                            ========       ========      ========    ========    ========

Ratio of "adjusted" earnings to fixed charges(6)                2.65           3.91          1.07        1.14        1.43

Preferred dividend requirements                             $  2,250       $  6,775

Total fixed charges                                            6,347          6,347
                                                            --------       --------

Total combined fixed charges and preferred stock dividends  $  8,597       $ 13,122
                                                            ========       ========

Ratio of "adjusted" earnings to combined fixed charges
   and preferred stock dividends(7)                             1.96           1.89            (3)         (3)         (3)

                                                                     PREDECESSOR
                                                               ------------------------
                                                                     HISTORICAL
                                                               YEARS ENDED DECEMBER 31,
                                                               ------------------------
                                                                 1998           1997
                                                               --------     ----------
                                                               (Dollars in Thousands)
Income (loss) before minority interests and
  extraordinary loss                                          $    (46)      $ (2,422)

Add:
  Interest expense                                               5,600          6,814
  Depreciation expense                                           6,017          6,197
  Asset management fee (subordinate)

Deduct:
  Capital expenditures                                          (2,534)        (2,794)
                                                              --------       --------
"Adjusted" earnings                                           $  9,037       $  7,795
                                                              ========       ========

Total fixed charges                                           $  5,600       $  6,814
                                                              ========       ========

Ratio of "adjusted" earnings to fixed charges(6)                  1.61           1.14

Preferred dividend requirements

Total fixed charges


Total combined fixed charges and preferred stock dividends


Ratio of "adjusted" earnings to combined fixed charges
   and preferred stock dividends(7)                                 (3)            (3)


(1) Assuming 10% of the Interests in the Mortgage Funds are tendered in exchange for Preferred Shares.

(2) Assuming 25% of the Interests in the Mortgage Funds are tendered in exchange for Preferred Shares.

(3) Historical ratio of earnings to fixed charges and to combined fixed charges and preferred shares dividends have not been presented since the historical presentation does not reflect payments for preferred share dividends.

(4) The ratio is less than "1" due to charges for participating note interest on the former Seasons of Laurel subordinate note payable, which was paid off in July 2001.

(5) We are presenting the ratios of "adjusted" earnings to fixed charges, and "adjusted" earnings to fixed charges and preferred dividends, for additional information. We do not consider these ratios more important than the ratios of earnings to fixed charges and earnings to fixed charges and preferred dividends. We believe that the adjusted earnings ratio provides an appropriate measure of cash that will be available for paying the fixed charges and preferred dividends.

(6) The ratio of "adjusted" earnings to fixed charges was computed by dividing "adjusted" earnings to fixed charges. We defined "adjusted" earnings as income before minority interest and extraordianry items plus fixed charges and "fixed charges" as interest income, whether expensed or capitalized and amortization of debt issues costs and including adjustments for adding back depreciation and deducting capital improvements.

(7) The ratio of "adjusted" earnings to combined fixed charges and preferred dividends was computed by dividing "adjusted" earnings to fixed charges and preferred stock dividends. We define "adjusted" earnings as described in Note (8) above.

(8) The ratio is less than one due to non recurring charges of interest expense on the participating note payable that was paid off in July 2001.

                                 Capitalization

The following table shows the capitalization of Berkshire Income Reality, Inc (the Company), assuming the Interests in the mortgage funds are tendered in exchange for Preferred Shares and distribution of the Predecessore excess working capital aggregating $18.5 million to KRF Company L.L.C. The table also shows the capitalization of Berkshire Income Realty Predecessor Group based on these same assumptions. See "Management's Discussion and Analysis of Results of Operations and Financial Condition of Berkshire Income Realty Predecessor Group" for a discussion of the entities that comprise the Berkshire Income Realty Predecessor Group, which is deemed to be our predecessor for accounting purposes.

                                                                                                                   THE PREDECESSOR
                                                                             THE COMPANY        THE COMPANY             GROUP
                                                                            -----------------  -----------------  -----------------
                                                                              PRO FORMA          PRO FORMA          HISTORICAL
                                                                            NINE MONTHS ENDED  NINE MONTHS ENDED  NINE MONTHS ENDED
                                                                             SEPTEMBER 30,     SEPTEMBER 30,        SEPTEMBER 30,
                                                                              2002(3)            2002(4)               2002
                                                                            -----------------  -----------------  -----------------
                                                                             (UNAUDITED)       (UNAUDITED)           (UNAUDITED)
                                                                                           (DOLLARS IN THOUSANDS)
Mortgage notes payable                                                       $106,185           $106,185            $106,185

Minority common interest in operating partnership                            $     --(1)(2)     $     --(1)(2)            --

Owners' equity                                                                     --                 --            $  5,179(1)

Stockholder's equity:
  Preferred stock, $.01 par value liquidation preference $25.00 per share,
    5,000,000 shares authorized, 1,000,000(1) and 3,010,941(2) shares
    issued and outstanding, repectively                                           250(1)(2)          753(1)(2)            --
  Class A common stock, $.01 par value, 5,000,000 shares authorized,
    0 shares issued and outstanding                                                --                 --                  --
  Class B common stock, $.01 par value, 5,000,000 shares authorized,
    752,444(3) and 1,260,250(4) shares issued and outstanding,
    repectively                                                                    --                 --                  --
  Additional paid in capital                                                   12,181(1)(2)       62,460(1)(2)
                                                                             --------           --------            --------
Total equity                                                                   12,431             63,213               5,179
                                                                             --------           --------            --------
Total Capitalization                                                         $118,616           $169,398            $111,364
                                                                             ========           ========            ========

(1) The pro forma balance sheet has been prepared on a historical cost basis and does not reflect of the fair value of the real estate contributed by KRF, which, based upon independent appraisals, is $63,785 in excess its net historical cost, less minority interest.

(2) The preferred stock is senior to the common stock and minority common interest in the Company's operating partnership.

(3) Assuming 9.96% of the Interests in the mortgage funds are tendered in exchange for Preferred Shares.

(4) Assuming 30% of the Interests in the mortgage funds are tendered in exchange for Preferred Shares.

          THE COMPANY AND THE BERKSHIRE INCOME REALTY PREDECESSOR GROUP
                             (Dollars in Thousands)

                                                   THE COMPANY        THE COMPANY         THE PREDECESSOR GROUP
                                                 -----------------  -----------------  -------------------------------
                                                     PRO FORMA          PRO FORMA                 HISTORICAL
                                                 NINE MONTHS ENDED  NINE MONTHS ENDED  NINE MONTHS ENDED SEPTEMBER 30,
                                                   SEPTEMBER 30,      SEPTEMBER 30,    -------------------------------
                                                      2002(2)            2002(3)          2002               2001
                                                 -----------------  -----------------  ---------        --------------
                                                   (Unaudited)        (Unaudited)     (Unaudited)         (Unaudited)
OPERATING DATA:
Revenue                                                 21,341            26,273            18,889         18,018
Depreciation                                             3,836             3,836             3,836          3,523
Income (loss) before minority interest                   3,617             8,549             3,028         (4,942)
Net income  (loss)                                       1,696             5,131               423         (5,492)
Net income (loss) available for common             $         8       $        50         $     --      $      --
Earnings per common share                          $     0.010       $     0.040
Weighted average number of common shares
  outstanding                                          752,444         1,260,250

BALANCE SHEET DATA, AT PERIOD END:

Real estate, before accumulated
  depreciation                                         172,334           172,334           172,334        162,021

Real estate, after accumulated
  depreciation                                          85,779            85,779            85,779         79,142

Cash and cash equivalents                                5,946             6,454            23,694          4,664

Total assets                                           122,052           172,834           114,800         87,529

Total long term obligations                            106,185           106,185           106,185         78,480

Minority Interest                                         --                --                --              684

Stockholders' or owners' equity (deficit)               12,431            63,213             5,179          6,203

OTHER DATA:
"Adjusted" earnings(4)                                  10,631            15,563             8,517          9,203
Cash flow provided by (used in) operating
  activities(5)                                          9,137            14,992             8,073         (5,489)
Cash flow provided by (used in) investing
  activities(5)                                         (2,165)           (2,165)           (2,165)       (24,790)
Cash flow provided by (used in) financing
  activities(5)                                        (18,117)          (21,510)           13,796         27,045

                                                    THE COMPANY   THE COMPANY           THE PREDECESSOR GROUP
                                                    ------------  -------------  ---------------------------------
                                                     PRO FORMA      PRO FORMA               HISTORICAL
                                                     YEAR ENDED     YEAR ENDED       YEARS ENDED DECEMBER 31,
                                                    DECEMBER 31,   DECEMBER 31,  ---------------------------------
                                                      2001(2)       2001(3)       2001         2000       1999
                                                    ------------  -------------  --------     --------   ---------
                                                    (Unaudited)    (Unaudited)
OPERATING DATA:
Revenue                                                 28,541         36,521      24,571       23,148      21,760
Depreciation                                             5,603          5,603       4,751        5,011       5,700
Income (loss) before minority interest                   4,991         12,971      (3,179)        (905)       (595)
Net income  (loss)                                       2,294          6,932      (3,664)        (864)       (595)
Net income (loss) available for common             $        44    $       157        --           --          --
Earnings per common share                          $     0.060    $     0.120
Weighted average number of common shares
  outstanding                                          752,444      1,260,250

BALANCE SHEET DATA, AT PERIOD END:

Real estate, before accumulated
  depreciation                                            --             --       170,367      135,072     110,581

Real estate, after accumulated
  depreciation                                            --             --        87,648       57,104      37,624

Cash and cash equivalents                                 --             --         3,990        7,899       1,780

Total assets                                              --             --        96,613       72,387      44,482

Total long term obligations                               --             --        76,799       72,568      57,618

Minority Interest                                                                     619        1,385         --

Stockholders' or owners' equity (deficit)                 --             --        17,352      (11,505)    (19,250)

OTHER DATA:
"Adjusted" earnings(4)                                  16,819         24,799      13,113        9,364       9,755
Cash flow provided by (used in) operating
  activities(5)                                          3,485         12,367      (6,008)       6,592       6,328
Cash flow provided by (used in) investing
  activities(5)                                          1,482         1,482      (33,081)     (24,032)     (2,458)
Cash flow provided by (used in) financing
  activities(5)                                         26,423         21,898      35,180       23,559      (3,349)

                                                        THE PREDECESSOR GROUP
                                                       ------------------------
                                                             HISTORICAL
                                                       YEARS ENDED DECEMBER 31,
                                                       ------------------------
                                                         1998           1997
                                                       --------     ----------
                                                      (Unaudited)   (Unaudited)
OPERATING DATA:
Revenue                                                  20,910       20,177
Depreciation                                              6,017        6,197
Income (loss) before minority interest                      (46)      (2,422)
Net income (loss)                                           (46)      (2,422)
Net income (loss) available for common                     --           --
Earnings per common share
Weighted average number of common shares
  outstanding

BALANCE SHEET DATA, AT PERIOD END:

Real estate, before accumulated
  depreciation                                          108,391      105,899

Real estate, after accumulated
  depreciation                                           41,134       44,547

Cash and cash equivalents                                 1,260        1,507

Total assets                                             46,829       52,623

Total long term obligations                              58,554       59,801

Minority Interest                                          --           --

Stockholders' or owners' equity (deficit)               (13,512)      (9,772)

OTHER DATA:
"Adjusted" earnings(4)                                    9,037        7,795
Cash flow provided by (used in) operating
  activities(5)                                           4,306        2,901
Cash flow provided by (used in) investing
  activities(5)                                          (1,646)      (1,527)
Cash flow provided by (used in) financing
  activities(5)                                          (2,634)      (1,030)

-----------

(1) The Pro Forma balance sheet has been prepared on a historical cost basis and does not reflect the fair value of the real estate contributed by KRF, which, based upon independent appraisals, $63,785 in excess of its net historical cost, less minority interest.

(2) Assuming 9.96% of the Interests in the mortgage funds are tendered in exchange for Preferred Shares.

(3) Assuming 30% of the Interests in the mortgage funds are tendered in exchange for Preferred Shares.

(4) We consider "adjusted" earnings to be an alternative measure of performance of the Company and the Predecessor which provides potential investors with an understanding of the ability of the Company to pay fixed charges and preferred dividends. We define "adjusted" earnings as income from operations before adjustments for minority interests and extraordinary loss (determined in accordance with GAAP) plus interest expense, depreciation and advisory fees less capital expenditures. Advisory fees have been added back to earnings as such fees are subordinate to preferred dividends. Depreciation has been added back to earnings as it is a non cash charge. Capital expenditures have been deducted from earnings as they represent a cash charge not reflected in earnings. "Adjusted" earnings should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance or to cash flows from operating activities (determined in accordance with GAAP) as a measure of liquidity and the items excluded from "adjusted" earnings are significant components in understanding and evaluating financial performance. The computation of "adjusted" earnings may not be comparable to similarly titled or other alternative performance measures, including funds from operations, presented by other companies. We believe that in order to facilitate a clear understanding of the combined historical results of the Predecessor and the pro forma results of the Company, "adjusted" earnings should be examined in connection with net income and cash flows from operating, investing and financing activities in the combined financial statements and other information included in this Prospectus.

A reconciliation between GAAP earnings and "adjusted" earnings for the historical results of the Berkshire Income Realty Predecessor Group and the pro forma results of the Company are as follows:

                                                   THE COMPANY        THE COMPANY         THE PREDECESSOR GROUP
                                                 -----------------  -----------------  -------------------------------
                                                     PRO FORMA          PRO FORMA                 HISTORICAL
                                                 NINE MONTHS ENDED  NINE MONTHS ENDED  NINE MONTHS ENDED SEPTEMBER 30,
                                                   SEPTEMBER 30,      SEPTEMBER 30,    -------------------------------
                                                      2002(1)            2002(2)          2002               2001
                                                 -----------------  -----------------  ---------        --------------
                                                                          (Dollars in Thousands)
Income from operations before adjustments for
  minority interests and extraordinary loss      $  3,617            $  8,549          $  3,028         $ (4,942)

Add:
  Interest expense                                  4,687               4,687             3,415           11,330
  Depreciation expense                              3,836               3,836             3,836            3,523
  Advisory fees (subordinate)                         457                 457               204               --

Deduct:
  Capital expenditures                             (1,966)             (1,966)           (1,966)            (708)
                                                 --------            --------          --------         --------
"Adjusted earnings"                              $ 10,631            $ 15,563          $  8,517         $  9,203
                                                 ========            ========          ========         ========

                                                    THE COMPANY   THE COMPANY           THE PREDECESSOR GROUP
                                                    ------------  -------------  ---------------------------------
                                                     PRO FORMA      PRO FORMA               HISTORICAL
                                                     YEAR ENDED     YEAR ENDED       YEARS ENDED DECEMBER 31,
                                                    DECEMBER 31,   DECEMBER 31,  ---------------------------------
                                                      2001(1)       2001(2)       2001         2000       1999
                                                    ------------  -------------  --------     --------   ---------
                                                                    (Dollars in Thousands)
Income from operations before adjustments for
  minority interests and extraordinary loss          $  4,991      $ 12,971      $ (3,179)     $   (905)   $   (595)

Add:
  Interest expense                                      6,347         6,347        12,273         8,217       6,840
  Depreciation expense                                  5,603         5,603         4,751         5,011       5,700
  Advisory fees (subordinate)                             610           610

Deduct:
  Capital expenditures                                   (732)         (732)         (732)       (2,959)     (2,190)
                                                     --------      --------      --------      --------    --------
"Adjusted earnings"                                  $ 16,819      $ 24,799      $ 13,113      $  9,364    $  9,755
                                                     ========      ========      ========      ========    ========


                                                        THE PREDECESSOR GROUP
                                                       ------------------------
                                                             HISTORICAL
                                                       YEARS ENDED DECEMBER 31,
                                                       ------------------------
                                                         1998           1997
                                                       --------     ----------
                                                       (Dollars in Thousands)

Income from operations before adjustments for
  minority interests and extraordinary loss             $    (46)     $ (2,422)

Add:
  Interest expense                                         5,600         6,814
  Depreciation expense                                     6,017         6,197
  Advisory fees (subordinate)

Deduct:
  Capital expenditures                                    (2,534)       (2,794)
                                                        --------      --------
"Adjusted earnings"                                     $  9,037      $  7,795
                                                        ========      ========

(5) A reconcilation between the Predecessor historical cash flow provided by (used in) operating , investing and financing activities to the Company's pro forma cash flow provided by (used in) operating, investing and financing activities. This reconciliation should be read in conjunction with the unaudited pro forma condensed financial statements of the Company and the combined financial statements of the Berkshire Income Realty Predecessor Group.

                                                                                                     THE             THE
                                                               THE COMPANY      THE COMPANY        COMPANY         COMPANY
                                                              --------------   --------------   -------------   -------------
                                                                PRO FORMA        PRO FORMA
                                                               NINE MONTHS      NINE MONTHS       PRO FORMA       PRO FORMA
                                                                  ENDED            ENDED         YEAR ENDED      YEAR ENDED
                                                              SEPTEMBER 30,    SEPTEMBER 30,    DECEMBER 31,    DECEMBER 31,
                                                                 2002(a)          2002(b)          2001(a)         2001(b)
                                                              --------------   --------------   -------------   -------------
                                                                                  (DOLLARS IN THOUSANDS)
Cash Flow provided by (used in) operating activities
  Predecessor historical cash flow from Operating
    activities..............................................    $   8,073        $   8,073        $ (6,008)       $ (6,008)
  Pro forma cash flow adjustments
  Increase in general and administrative expenses...........         (338)            (338)           (450)           (450)
  Increase in advisory fees.................................         (253)            (253)           (424)           (424)
  Dividends on Investment in GIT, GIT II, KIM, KIP, KIP II
    and KIP III ............................................        2,927            8,782           4,441          13,323
  Removal of Seasons of Laurel participating interest
    expenses................................................                                         6,591           6,591
  Net change to interest expense............................       (1,272)          (1,272)           (665)           (665)
                                                                ---------        ---------        --------        --------
Pro forma cash flow provided by (used in) operating
  activities................................................    $   9,137        $  14,992        $  3,485        $ 12,367
                                                                =========        =========        ========        ========

Cash flow provided by (used in) investing activities
  Predecessor historical cash flow from investing
    activities..............................................    $  (2,165)       $  (2,165)       $(33,081)       $(33,081)
  Acquisition of affiliates' real estate limited partnership
    interests...............................................                                        34,563          34,563
                                                                ---------        ---------        --------        --------
Pro forma cash flow provided by (used in) investing
  activities................................................    $  (2,165)       $  (2,165)       $  1,482        $  1,482
                                                                =========        =========        ========        ========

Cash flow provided by (used in) financing activities........
  Predecessor historical cash flow from financing
    activities..............................................    $  13,796        $  13,796        $ 35,180        $ 35,180
  Dividend on the Company's preferred stock.................       (1,688)          (5,081)         (2,250)         (6,775)
  Borrowings on mortgage notes payable......................     (102,080)        (102,080)        (41,500)        (41,500)
  Principal payments on mortgage notes payable..............       71,855           71,855          34,993          34,993
                                                                ---------        ---------        --------        --------
Pro forma cash flow provided by (used in) financing
  activities................................................    $ (18,117)       $ (21,510)       $ 26,423        $ 21,898
                                                                =========        =========        ========        ========